UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. I

(Exact name of registrant as specified in its charter)

Commission file number: 001-40558

Cayman Islands	98-1586159
(State of incorporation)	(I.R.S. Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(650)-521-9007

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	DNAA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2021, Senthil Sundaram was appointed to the board of directors (the “Board”) of Social Capital Suvretta Holdings Corp. I (the “Company”), effective immediately. Effective September 24, 2021, Mr. Sundaram was also appointed to the audit committee, the compensation committee and the nominating and corporate governance committee of the Board. The Board has determined that Mr. Sundaram is an independent director under applicable Securities and Exchange Commission and Nasdaq Capital Market rules.

In connection with the appointment of Mr. Sundaram, the Company entered into the following agreements:

•

A Letter Agreement, dated September 24, 2021 (the “Letter Agreement”), between the Company and Mr. Sundaram, pursuant to which Mr. Sundaram has agreed to: vote any ordinary shares of the Company held by him in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by the Company’s amended and restated memorandum and articles of association; and certain transfer restrictions with respect to the Company’s securities.

•

An Indemnity Agreement, dated September 24, 2021 (the “Indemnity Agreement”), between the Company and Mr. Sundaram, providing Mr. Sundaram contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated memorandum and articles of association.

•

A Director Restricted Stock Unit Award Agreement, dated September 24, 2021 (the “Restricted Stock Unit Award Agreement”), between the Company and Mr. Sundaram, providing for the grant of 30,000 restricted stock units (“RSUs”) to Mr. Sundaram, which grant is contingent on (i) the Company’s consummation of an initial business combination and (ii) a shareholder approved equity plan. The RSUs will vest upon the consummation of such initial business combination (the “Vesting Date”) and represent 30,000 Class A ordinary shares (or, following a domestication by the Company as a Delaware corporation, shares of common stock) of the Company that will settle on a date determined in the sole discretion of the Company that shall occur between the Vesting Date and March 15 of the year following the year in which vesting occurs.

The foregoing descriptions of the Letter Agreement, the Indemnity Agreement and Restricted Stock Unit Award Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement, the Indemnity Agreement and Restricted Stock Unit Award Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

The Company will reimburse Mr. Sundaram for reasonable out-of-pocket expenses incurred in connection with fulfilling his role as a director. Other than the foregoing, Mr. Sundaram is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Effective September 24, 2021, Chamath Palihapitiya resigned from his position as a member of the audit committee of the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated September 24, 2021, between the Company and Mr. Sundaram.

10.2	Indemnity Agreement, dated September 24, 2021, between the Company and Mr. Sundaram.

10.3	Director Restricted Stock Unit Award Agreement, dated September 24, 2021, between the Company and Mr. Sundaram.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. I

By:	/s/ Chamath Palihapitiya
Chamath Palihapitiya
Chief Executive Officer

Dated: September 24, 2021